UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ladder Capital Realty Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	27-0494489
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 23rd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-160667   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the description of the registrant’s shares of common stock, par value $0.01 per share (the “Common Stock”), under the heading “Description of capital stock” contained in the registrant’s registration statement on Form S-11 (File No. 333-160667) originally filed with the Securities and Exchange Commission on July 17, 2009, as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the registrant’s Common Stock under the heading “Certain provisions of the Maryland General Corporation Law and our charter and bylaws” in the Registration Statement.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Ladder Capital Realty Finance Inc

Date: September 28, 2009	By:	/s/ Pamela McCormack
Name: Pamela McCormack
Title: General Counsel

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